Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-147449 of Vulcan Materials Company on Form S-8 of our report dated June 30, 2008, appearing in this Annual Report on Form 11-K of Vulcan Materials Company 401(k) and Profit Sharing Retirement Plan for the year ended December 31, 2007.
/s/DELOITTE & TOUCHE LLP
Birmingham, Alabama
June 30, 2008